EXHIBIT 10.28

SUMMARY OF DIRECTOR COMPENSATION
OF
AMERIGAS PROPANE, INC.
(the General Partner of AmeriGas Partners, L.P.)

The table below shows the components of director compensation effective October 1, 2016. A director who is an officer or employee of the Registrant or its subsidiaries is not compensated for service on the Board of Directors or on any Committee of the Board.

CASH        EQUITY
COMPONENT        COMPONENT

Annual Retainer	$75,000 1,400 Phantom Units
(Representing
AmeriGas Partners, L.P.
Common Units to be
awarded in January 2017).
Additional Annual Retainer for
Audit Committee Members
(other than the Chairperson)         $10,000

Additional Annual Retainer for
Audit Committee Chairperson        $15,000

Additional Annual Retainer for
Corporate Governance
Committee Chairperson             $ 7,500

Additional Annual Retainer for
Compensation/Pension Committee
Chairperson                $ 7,500

Additional Annual Retainer for
Presiding Director                $15,000